Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Vital Living, Inc. (the “Company”) on Form 10-QSB/A for the period ending September 30, 2002 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Bradley D. Edson, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec .906 of the Sarbanes-Oxley Act of 2002, that:

     1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /S/ Bradley D. Edson	Dated: December 16, 2002
Bradley D. Edson Chief Executive Officer (Principal Executive Officer)